Exhibit 99.3

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Third Amendment”) is made effective as of January 8, 2016, by and between A-C DEVELOPMENT CLUB, LLC, a South Carolina limited liability company, A-C FINANCING, LLC, a South Carolina limited liability company, LITCHFIELD SHOPS FINANCING, LLC, a South Carolina limited liability company, LADSON CROSSING FINANCING, LLC, a South Carolina limited liability company, DEVINE CENTER FINANCING, LLC, a South Carolina limited liability company, and SHOPPES AT MYRTLE PARK, LLC, a South Carolina limited liability company, (collectively referred to herein as “Seller”) and WHLR-ACD ACQUISITION COMPANY, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

WHEREAS, Seller and Purchaser previously entered into that certain Purchase and Sale Agreement, dated November 30, 2015, as amended by that certain First Amendment to Purchase and Sale Agreement dated December 7, 2015, as further amended by that certain Second Amendment to Purchase and Sale Agreement dated December 29, 2015 (as amended, the “Contract”) for the sale of the Property as defined in the Contract, located in South Carolina and Georgia;

WHEREAS, Purchaser and Seller desire to amend the Contract as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser and Seller hereby undertake and agree as follows:

1. Defined Terms. Terms defined in the Contract shall have the same meanings in this Third Amendment unless specifically codified herein.

2. Waiver of Right to Terminate Pursuant to Section 3 of the Contract. Pursuant to Section 3(B) of the Contract, Purchaser hereby notifies Seller of the waiver of the right to terminate the Contract pursuant to its review of the items as set forth in Section 3 of the Contract.

3. Title. The second and third sentences of Section 4 (A) of the Contract are deleted in their entirety and the following is substituted in its place:

“Upon the receipt of the Title Commitment and Survey, Purchaser shall review all such information and shall no later than January 18, 2016 furnish a copy of the Title Commitment and Survey to Seller together with a statement as to which exceptions shown on the Title Commitment or matters on the Survey are unacceptable to Purchaser (the “Title Objection(s)”). If Purchaser fails to deliver such notice of Title Objections to Seller by January 18, 2016, then Purchaser shall be deemed to have found title unacceptable in all respects and this Contract shall be deemed terminated by Purchaser, Purchaser shall immediately return to Seller any documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and shall provide Seller with copies of any reports generated by Purchaser in the exercise of its inspection rights under Section 3, the Deposit shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Contract; provided, however, the indemnity contained in Section 3 (A) and Section 15 herein shall survive such termination. ”

4. Closing. Section 9 (A) of the Contract is deleted in its entirety and the following is substituted in its place:

“9. A. Unless this Contract is terminated by Purchaser or Seller as herein provided, the closing hereunder (the “Closing”) shall be conducted in escrow by the Escrow Agent on or before February 15, 2016 (the “Closing Date”).”

5. SNDA / Estoppel Review. A new section 23 is added to the Contract which reads as follows:

“23. SNDA / Estoppel Review. Seller will complete Estoppel Certificates (including if applicable Guarantee Estoppels) for delivery to each tenant and SNDAs for delivery to each tenant from whom an SNDA is required pursuant to Section 8(a)(I) above. Seller shall provide Purchaser with a copy of each such completed Estoppel Certificate (and Guarantee Estoppel) and SNDA prior to delivery to the applicable tenant for Purchaser’s review and comment, which delivery shall be accomplished by putting such completed documents in the dropbox established by Seller. Purchaser shall provide comment to each such document no later than three (3) business days after it is deposited in the dropbox, or such document shall be deemed approved. If any such document has been deposited in the dropbox on or before January 8, 2016, Purchaser shall provide comment to such document(s) no later than Wednesday January 13, 2016, or such document(s) shall be deemed approved.”

6. Execution by Facsimile/Counterparts. Execution of this instrument may be evidenced by facsimile signature which shall be deemed an original for all purposes. To facilitate execution, this Third Amendment may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

7. Contract Remains in Effect. Subject to the specific amendments and agreements set forth in this Third Amendment, the Contract shall remain in full force and effect without modification.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Third Amendment to be signed as of the date first above written.

SELLER:

A-C DEVELOPMENT CLUB, LLC

By: Greenbax Enterprises, Inc., its Managing Member

By:	/s/ David R. Schools
Name:	David R. Schools
Title:	President

A-C FINANCING, LLC

By: A-C Manager, its Manager

By:	/s/ William A. Edenfield, Jr.
Name:	William A. Edenfield, Jr.
Title:	Senior Vice President

LITCHFIELD SHOPS FINANCING, LLC

By: A-C Development Club, LLC, its Member

By: Greenbax Enterprises, Inc., its Managing Member

	By:	/s/ David R. Schools
	Name:	David R. Schools
	Title:	President

LADSON CROSSING FINANCING, LLC

By: A-C Development Club, LLC, its Member

By: Greenbax Enterprises, Inc., its Managing Member

By:	/s/ David R. Schools
Name:	David R. Schools
Title:	President

DEVINE CENTER FINANCING, LLC

By: A-C Development Club, LLC, its Member

By: Greenbax Enterprises, Inc., its Managing Member

By:	/s/ David R. Schools
Name:	David R. Schools
Title:	President

SHOPPES AT MYRTLE PARK, LLC

By: A-C Development Club, LLC, its Member

By: Greenbax Enterprises, Inc., its Managing Member

By:	/s/ David R. Schools
Name:	David R. Schools
Title:	President

PURCHASER:
WHLR-ACD Acquisition Company, LLC, a Delaware limited liability company

By:	/s/ Jon. S. Wheeler
Jon S. Wheeler
Its Manager